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                                                                Exhibit 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

          We have issued our report dated February 19, 1999, (except for Note 12 as to which the date is March 8, 1999), accompanying the consolidated financial statements and schedule of ENStar Inc. included in the Annual Report on Form 10-K of ENStar Inc. for the year ended December 31, 1998. We hereby consent to the inclusion and use of said report in Amendment 1 to the ENStar Inc. Annual Report on Form 10-K.

                                   /s/ GRANT THORNTON LLP

Minneapolis, Minnesota
June 29, 1999